Exhibit 99.1

Asensus Surgical Announces Signing of Definitive Merger Agreement with KARL STORZ

KARL STORZ to acquire Asensus for $0.35 per share in cash

Creating a leading surgical robotics division within KARL STORZ

RESEARCH TRIANGLE PARK, N.C. – June 7, 2024 --(GLOBE NEWSWIRE) Asensus Surgical, Inc. (NYSE American: ASXC) (“Asensus Surgical” or “Asensus”), a global leader of innovative digital solutions for the operating room, today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) with KARL STORZ Endoscopy-America, Inc. ("KARL STORZ"), a wholly owned direct subsidiary of KARL STORZ SE & Co. KG, an independent, family-owned global medical technology company. Under the Merger Agreement, KARL STORZ will acquire all of the outstanding shares of Asensus Surgical for $0.35 per share in cash (the “Merger”). The purchase price represents a premium of approximately 67% based on the per share closing price of the Asensus common stock on the NYSE American on April 2, 2024 (the date prior to announcement of a potential transaction), and a premium of approximately 52% to the closing price of the common stock on the last trading day prior to the date of this announcement. The transaction has been unanimously approved by Asensus’ Board of Directors.

"We are pleased to have reached this agreement with KARL STORZ, which we believe maximizes value for our stockholders,” said Anthony Fernando, Asensus Surgical President and CEO. “This transaction is a testament to the value of our innovative robotic and digital technology, intellectual property, and the hard work of our talented team. We are excited to enter the next chapter for Asensus with KARL STORZ, which will allow us to continue to develop and deliver precise, safer, predictable surgery and digital tools to patients and surgeons around the world."

The transaction would enhance KARL STORZ’s portfolio and market presence, strengthening KARL STORZ’s position in the growing robotic surgical market, particularly with the development of the next generation LUNA system.

Asensus Surgical will work expeditiously to secure stockholder approval of the transaction and to close the transaction in accordance with the terms of the Merger Agreement. The transaction is anticipated to close during the third quarter of 2024, subject to customary closing conditions, including receipt of approval from the Asensus stockholders. Upon completion of the transaction, Asensus Surgical will become a subsidiary of KARL STORZ Endoscopy-America and will no longer be publicly listed or traded on the NYSE American Exchange.

Jefferies LLC served as financial advisor to Asensus Surgical, and Ballard Spahr LLP served as legal counsel to Asensus Surgical. UBS Investment Bank served as financial advisor to KARL STORZ, and Ropes & Gray LLP served as legal counsel to KARL STORZ.

About Asensus Surgical, Inc.

Asensus Surgical is revolutionizing surgery with the first intra-operative Augmented Intelligence technology approved for use in operating rooms around the world. Recognized as an award-winning leader in digital technology, Asensus is committed to making surgery more accessible and predictable while delivering consistently superior outcomes. Asensus’ novel approach to digitizing laparoscopy has led to system placements globally. Led by engineers, medical professionals, and industry luminaries, Asensus is powered by human ingenuity and driven by collaboration. To learn more about the Senhance® Surgical System and the new LUNA™ System in development, visit www.asensus.com.

About KARL STORZ

The medical technology company KARL STORZ was founded in 1945 in Tuttlingen, Germany, and is an international leader in the world of endoscopy. Now in its third generation, the family-owned company employs 9,400 people in more than 40 countries worldwide. The company portfolio includes 13,000 products for human and veterinary medicine. KARL STORZ stands for visionary design, precision craftsmanship and clinical effectiveness. Preliminary sales in the 2023 financial year amounted to 2.17 billion euros. Production sites are located in Germany, the USA, Switzerland and Estonia. KARL STORZ Endoscopy-America is a subsidiary of KARL STORZ SE & Co. KG.

Caution Regarding Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to risks and uncertainties. These risks and uncertainties include, but are not limited to, those associated with: (i) the parties’ ability to meet expectations regarding the timing and completion of the Merger; (ii) the occurrence of any event, change or other circumstance that would give rise to the termination of the Merger Agreement; (iii) the fact that Asensus’ stockholders may not approve the Merger Agreement and the Merger; (iv) the fact that certain terminations of the Merger Agreement require Asensus to pay a termination fee of $3,600,000; (v) the failure to satisfy each of the conditions to the consummation of the Merger; (vi) the disruption of management’s attention from ongoing business operations due to the Merger; (vii) the effect of the announcement of the Merger on Asensus’ relationships with its customers, as well as its operating results and business generally; (viii) the outcome of any legal proceedings related to the Merger; (ix) retention of employees of Asensus following the announcement of the Merger; (x) the fact that Asensus’ stock price may decline significantly if the Merger is not completed; (xi) the fact that Asensus may be obligated to repay amounts advanced under that certain Secured Promissory Note, dated April 3, 2024, by and between Asensus and KARL STORZ SE & Co. KG under the circumstances described therein and whether the Company will be able to repay the Note if the Merger is not completed, and other factors described under the heading “Risk Factors” in Asensus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as each may be updated or supplemented by subsequent reports that Asensus has filed or files with the SEC. The forward-looking statements speak only as of the date such statements are made. Asensus is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Important Additional Information and Where to Find It

In connection with the Merger, Asensus will be filing preliminary and definitive proxy statements and other relevant documents relating to the proposed transaction with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the proxy statement or any other document that Asensus may file with the SEC or send to its stockholders in connection with the Merger. Before making any voting decision, Asensus’ stockholders are urged to read all relevant documents filed with the SEC, including the proxy statement, when they become available because they will contain important information about the Merger. Investors and security holders will be able to obtain the proxy statement and other documents filed by Asensus with the SEC (when available) free of charge at the SEC’s website, www.sec.gov, or from Asensus at the investor relations page of its website, www.asensus.com, Investors. These documents are not currently available.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Asensus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Asensus’ common stock in respect of the Merger. Information about Asensus’ directors and executive officers is set forth in Asensus’ Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024, as amended by the Form 10-K/A filed with the SEC on April 29, 2024. The names of participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by Asensus with the SEC in respect of the proposed transaction.

ASENSUS SURGICAL CONTACT:

INVESTORS

Mark Klausner or Mike Vallie

ICR Westwicke

invest@asensus.com

443-213-0499

MEDIA

Dan Ventresca

Matter Communications

AsensusPR@matternow.com

617-874-5488

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